Exhibit 99.1

Elite Pharmaceuticals, Inc. Reports Financial Results for the Fiscal Year Ended March 31, 2016 and Provides Conference Call Information

Revenues Increased 150%

Conference Call Scheduled for Monday, June 20 at 11:00 AM EDT

Northvale, NJ – June 15, 2016: Elite Pharmaceuticals, Inc. ("Elite" or the “Company") (OTCBB: ELTP), a specialty pharmaceutical company developing abuse-deterrent opioids and niche generic products, announced results for the fiscal year ended March 31, 2016 (“Fiscal 2016”).

Consolidated revenues for Fiscal 2016 were a record $12.5 million, an increase of approximately 150% over revenues of the prior year. This increase is due to across-the-board increases in both manufacturing revenues and license fees. Manufacturing revenues more than doubled from $3.8 million last year to $8.0 million in Fiscal 2016. The growth was from a strong, sustained and broad expansion in the sales of Elite’s product revenues. License fees more than tripled from $1.1 million last year to $4.5 million in Fiscal 2016. This increase was from growth in of Elite’s generic product fees and from development milestones for SequestOx™, the first of Elite’s abuse-deterrent opioid products.

“During this fiscal year Elite achieved a third straight year of record revenues and we filed our first-ever NDA, abuse-deterrent SequestOx™,” commented Nasrat Hakim, Elite’s President and CEO. “We look forward to continued growth of our generic business and the approval and launch of SequestOx™.”

Conference Call Information

Elite's management will host a conference call to discuss the year end 2016 financial results and provide an update on recent business developments. Company executives will conduct a question and answer session following their remarks.

Date:	Monday, June 20, 2016

Time:	11:00 AM EDT

Dial-in numbers:	1-800-346-7359 (domestic)

1-973-528-0008 (international)

Conference number:	98840

Questions:	dianne@elitepharma.com by 9:00 AM EDT on Monday, June 20, 2016

Audio Replay:	http://ir.elitepharma.com/events_presentations

The financial statements can be viewed for Elite’s Fiscal Year-end Report on Form 10-K here.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse-deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic and OTC products which have been licensed to TAGI Pharma, Epic Pharma and Valeant Pharmaceuticals International. Elite currently has eight commercial products being sold, additional approved products pending manufacturing site transfer and a product under review pending approval by the FDA. Elite’s lead pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite also provides contract manufacturing for Ascend Laboratories (a subsidiary of Alkem Laboratories Ltd.), Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, its ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These risks and other factors, including, without limitation, the Company’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, intellectual property protections and defenses, and the Company’s ability to operate as a going concern, are discussed in Elite's filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Elite undertakes no obligation to update any forward-looking statements.

Contact:

For Elite Pharmaceuticals, Inc.
Dianne Will, Investor Relations, 518-398-6222
Dianne@elitepharma.com
www.elitepharma.com